EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Insignia Systems, Inc., for the registration of 1,101,732 shares of its Common Stock and to the incorporation by reference therein of our report dated February 2, 2002, with respect to the financial statements and financial statement schedules of Insignia Systems, Inc. for the year ended December 31, 2001, 2000 and 1999 included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.



Minneapolis, Minnesota                                     /s/ Ernst & Young LLP
January 9, 2003





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